Certificate and Consent

CERTIFICATE AND CONSENT

To accompany a compliant NI 43-101 Technical Report for Ardent Mines and Rio São Pedro Mineração Ltda.

I, João Batista G. Teixeira, with a business address at 13, Rua Camuripeba, Itapoan, Salvador, Bahia, Brazil, 41650-035, hereby state that:

1. I am an independent Consulting Geoscientist.
2. I am a graduate of the University of São Paulo, Brazil, with a BSc degree in Geology in 1968.
3. I am a graduate of the Federal University of Bahia, Salvador, Brazil, with a MSc degree in Economic Geology in 1984.
4. I am a graduate of the Pennsylvania State University, University Park, PA, USA, with a PhD degree in Geosciences in 1994.
5. I have practiced my profession for near forty years since graduating, have variously managed authored and co-authored mining feasibility studies for a variety of mineral deposits in Brazil.
6. I am a member in good standing of the Association of Professional Geoscientists of Ontario (APGO), of Ontario, Canada.
7. I am the author of the Independent Technical Report "Weathered Ores of the Fazenda Lavras Gold Property, Paracatu, Minas Gerais, Brazil", dated September 2010, which is based on a study of available technical information provided by third parties and on three site visits to the Fazenda Lavras Property, respectively in July 2007, January 2010 and September, 2010.
8. I am not aware of any material fact or material change with respect to the subject matter of this report, which is not reflected in this report, the omission or disclosure of which makes the technical report misleading.
9. I do not own or expect to receive any interest (direct, indirect or contingent) in the property described herein.
10. I hereby consent the use of this report for submission to any regulatory authority and third-party enterprise.
11. I am a Qualified Person. I have taken general responsibility for ensuring that all the sections of this report have been prepared to the required standards.

September 13, 2010

PROFESSIONAL GEOSCIENTIST
J. B. G. TEIXEIRA
PRACTISING MEMBER
1540
ONTARIO

João Batista G. Teixeira, P.Geo.

Consulting Geoscientist